Exhibit 10(b)(2)



                            FIRST AMENDMENT TO LEASE


            FIRST AMENDMENT TO LEASE ("FIRST AMENDMENT") dated this 20th day of December, 1999 between THE BEAR STEARNS COMPANIES, INC., a Delaware corporation having an office at One Metrotech Center North, Brooklyn, New York 11201 ("TENANT") and FOREST CITY JAY STREET ASSOCIATES, L.P., a New York limited partnership having an office at One Metrotech Center North, 11th Floor, Brooklyn, New York 11201 ("LANDLORD").

                             W I T N E S S E T H:

            WHEREAS, Landlord and Tenant entered into a lease dated as of November 1, 1991 (the "LEASE"), demising the premises ("PREMISES") described in
Section 1.1 of the Lease (the "ORIGINAL PREMISES"), in the building ("BUILDING") known as One Metrotech Center North, Brooklyn, New York;

            WHEREAS, the Lease was amended by letter agreement dated as of September 30, 1999 (the "LETTER AGREEMENT");

            WHEREAS, except for the Letter Agreement, the Lease has not previously been amended;

            WHEREAS, the Expiration Date of the Lease is June 30, 2004; and

            WHEREAS, Tenant desires to expand the premises to include portions of the 3rd floor of the Building, and Landlord is willing to lease said portions of the 3rd floor to Tenant in accordance with the terms and conditions hereinafter set forth.


            NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the legal sufficiency and receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. General. The "LEASE" shall hereinafter mean the Lease as modified by the Letter Agreement and this First Amendment. All capitalized terms not defined in this First Amendment shall have the meanings ascribed to them in the Lease.

      2. Additional Premises. Commencing on the fifth (5th) Business Day after the date hereof (the "ADDITIONAL PREMISES COMMENCEMENT DATE"), the premises shall be deemed expanded to include 22,956 rentable square feet of Office Space on the 3rd floor of the Building (the "ADDITIONAL PREMISES"), which Additional Premises is comprised of Unit A (consisting of 11,892 rentable square feet of Office Space) and Unit C (consisting of 11,064 rentable square feet of Office Space) as shown on EXHIBIT A-5 annexed hereto. From and after the Additional Premises Commencement Date, the Office Space demised under the Lease shall include the Additional Premises and shall be deemed to consist of 275,244 rentable square feet. From and after the Additional Premises Commencement Date, all of the terms and conditions of the Lease


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(other than those applicable exclusively to the Below Grade Space and/or the
Messenger Center), as such terms and conditions have been modified by this First Amendment, shall apply to the Additional Premises.

      3. Term and Fixed Rent.

         (a) The Term of this Lease for the Additional Premises shall expire on the Expiration Date.

         (b) From March 1, 2000 (the "ADDITIONAL PREMISES RENT COMMENCEMENT DATE") through the Expiration Date, Fixed Rent with respect to the Office Space shall be increased to SIX MILLION FIFTY-FIVE THOUSAND THREE HUNDRED SIXTY-EIGHT and 00/100 Dollars ($6,055,368.00) per annum or FIVE HUNDRED FOUR THOUSAND SIX HUNDRED FOURTEEN and 00/100 Dollars ($504,614.00) per month (prorated for any portion of a month).

      4. Use. The Additional Premises shall be used and occupied in a manner consistent with Article 2 of the Lease, and for no other purpose.

      5. Proportionate Shares. Commencing on the Additional Premises Commencement Date:

         (a) "Tenant's Proportionate Tax Share" shall mean 29.9777 percent; and

         (b) "Tenant's Proportionate Operating Expense Share" shall mean 33.3702 percent.

      6. Electricity.

         (a) Tenant shall make all arrangements to obtain electrical service required by Tenant in connection with its use of the Additional Premises directly from the public utility company servicing the Building. Tenant's electrical service for the Additional Premises shall be subject to Sections 4.1(a), 4.2 (as modified below), 4.3 and 4.4 of the Lease.

         (b) Supplementing Section 4.2 of the Lease, Tenant shall not install a connected load (including all of Tenant's supplemental air conditioning, if any, and all of Tenant's other equipment in the Additional Premises but excluding Building system air conditioning, Building system heating and domestic hot water) or otherwise draw in excess of 6.5 watts per rentable square foot in the Additional Premises.


      7. Assignment and Subletting

         (a) Notwithstanding anything to the contrary in Section 7.6(c) of the Lease, there shall not be more than two (2) occupants (including Tenant, any Affiliates of Tenant and any Service Entities) in Unit A or Unit C, provided, that any space to be used by a second occupant in either Unit A or Unit C shall not have a separate entrance to a common corridor on the 3rd floor and shall not be separately demised.



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         (b) For purposes of the Additional Space, the words "the cost of
Tenant's leasehold improvements in the Office Space in excess of Nine Million Eighty Thousand ($9,080,000) Dollars," in Section 7.8(a)(iii) of the Lease shall be deemed replaced by the words "the cost of Tenant's leasehold improvements in Unit A and/or Unit C, as the case may be,".

         (c) For purposes of the Additional Space, the words "the cost (on a per rentable square foot basis) of Tenant's leasehold improvements in the Office Space in excess of thirty-six dollars ($36.00) per rentable square foot," in
Section 7.8(b)(iii) of the Lease shall be deemed replaced by the words "the cost (on a per rentable square foot basis) of Tenant's leasehold improvements in Unit A and/or Unit C, as the case may be,".

      8. Brokerage. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker, finder or like agent other than Ascot Brokerage, Ltd. (the "BROKER") in connection with this First Amendment and the transactions contemplated hereby, and each agrees to indemnify, defend and hold the other harmless from and against any and all loss, costs, damage and expense, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the other by reason of any claims of, or liability to, any broker other than the Broker who shall claim to have dealt with it in connection with this First Amendment or the transactions contemplated hereby. Landlord shall pay the Broker pursuant to separate agreement. This Paragraph 8 shall survive the expiration or earlier termination of the Lease.

      9. Signage. Supplementing the provisions of Section 10.8 of the Lease:
Tenant may install signs above the entrance(s) to the Additional Premises in accordance with the terms and provisions of Sections 10.8(a) and (b).

      10. Tenant Changes.

         (a) Supplementing the provisions of Section 15.2(c) of the Lease:
Simultaneously with the submission of any "as-built" plans, Tenant shall deliver such "as built" drawing to Landlord in the form of computer assisted design ("CAD") drawings on diskette.

         (b) Effective on the Additional Premises Commencement Date, EXHIBIT N annexed hereto shall be deemed to replace Exhibit N originally annexed to the Lease.

         (c) Supplementing the provisions of Section 15.4(b) of the Lease:
Without limiting Tenant's obligations or Landlord's rights pursuant to Section 15.4(b), if Tenant fails to obtain all final governmental approvals, licenses, "sign-offs" and certificates which are necessary to "close out" any Permit and/or fails to close out such Permit within sixty (60) days after completion of any Tenant Change, Landlord may, but shall not be obligated to, take all commercially reasonable steps necessary in order to close out such Permit. The costs of such actions taken by Landlord to close out such Permit shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of Landlord's invoice(s) therefor.

      11. "As Is"; Additional Premises Initial Work; Landlord's Additional Premises Work.

         (a) Tenant has inspected the Additional Premises and agrees to accept them (including any installations existing on the Additional Premises Commencement Date) in "as is"



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condition on the Additional Premises Commencement Date. Except as set forth in
Paragraph 11(c), Landlord shall not be obligated to perform any work to prepare the Additional Premises for Tenant's occupancy for the use permitted by Paragraph 4, nor shall Landlord be obligated to perform any repairs, maintenance, alterations or other work which may be necessary to make any existing installations therein suitable for such occupancy.

         (b) All Tenant Changes required in order to prepare the Additional Premises for Tenant's occupancy are hereinafter referred to as the "ADDITIONAL PREMISES INITIAL WORK". All Additional Premises Initial Work shall be prepared, approved, performed and completed in accordance with the provisions of Article 15 of the Lease applicable to Tenant Changes other than Permitted Changes.

         (c) The following items of work "LANDLORD'S ADDITIONAL PREMISES WORK") shall be performed by Landlord at Landlord's sole cost and expense:

            (i) Demising wall(s), to be constructed in accordance with Legal Requirements, for Unit A.

            (ii) Demising wall(s), to be constructed in accordance with Legal Requirements, for Unit C.

            (iii) Restoration of copper feeds to existing supplemental HVAC
                  Units located in the Additional Premises.

            (iv)  Replacement of missing ceiling tiles in Additional Premises.


Landlord's Additional Premises Work shall be completed within fourteen (14) days after the later of (x) the Additional Premises Commencement Date, or (y) Landlord's approval of Tenant's Final Working Drawings for the Additional Premises Initial Work.

      12. Addresses for Notices: Commencing on the date hereof, addresses for notices shall be as follows:

         Forest City Jay Street Associates, L.P.
         c/o Forest City Ratner Companies
         One Metrotech Center North, 11th Floor
         Brooklyn, New York 11201

         With copies to:

         Forest City Ratner Companies
         One Metrotech Center North, 11th Floor
         Brooklyn, New York 11201
         Attention: Legal Department

         Forest City Enterprises, Inc.
         1100 Terminal Tower




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         50 Public Square
         Cleveland, Ohio 44113
         Attention: William Warren, Esq.

         If to Tenant:

         The Bear Stearns Companies, Inc.
         One Metrotech Center North
         Brooklyn, New York 11201
         Attention: James K. Lang

         With copies to:

         The Bear Stearns Companies, Inc.
         245 Park Avenue
         New York, New York 10017
         Attention: Samuel L. Molinaro

         Mayer, Brown & Platt
         1675 Broadway
         New York, New York 10019
         Attention: Robert I. Bressman, Esq.

      13. Extension of Term

         (a) In Section 34.2(a)(i) of the Lease, the Fixed Rent for the Office Space shall be increased to SIX MILLION FIFTY-FIVE THOUSAND THREE HUNDRED SIXTY-EIGHT and 00/100 Dollars ($6,055,368.00) per annum or FIVE HUNDRED FOUR THOUSAND SIX HUNDRED FOURTEEN and 00/100 Dollars ($504,614.00) per month.

         (b) In Section 34.2(b)(i)(B) of the Lease, the denominator shall be the total area of the full floors of Office Space 252,288.

      14. Definitions. In the definition of "Interest Rate" in Section 36.1(b), the words "Chemical Bank" shall be deemed deleted and the words "The Chase Manhattan Bank (or any successor thereto)" shall be deemed substituted in lieu thereof.

      15. Miscellaneous.

         (a) Tenant hereby confirms (i) that the Lease is in full force and effect and has not been modified or amended except as herein provided, (ii) that to the best of Tenant's knowledge, Landlord is not now in default under the Lease beyond applicable notice and grace periods, and that Tenant knows of no event which, with notice or the passage of time or both would constitute such a default, and (iii) that Tenant has made no demand against Landlord and has no present right to make such a demand with respect to charges, liens, defenses, counterclaims, offsets, claims or credits against the payment of Rent or the performance of Tenant's obligations under the Lease.


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         (b) As modified by this First Amendment, the Lease and all covenants, agreements, terms, provisions and conditions thereof shall continue in full force and effect and Landlord and Tenant hereby ratify and confirm the covenants, agreements, terms, provisions and conditions thereof.

         (c) Landlord and Tenant, each upon request of the other, at any time and from time to time hereafter and without further consideration, shall execute, acknowledge and deliver to the other any instruments or documents, or take such further actions, as shall be reasonably required or as may be necessary to assure each party the full benefits of this First Amendment.

         (d) This First Amendment shall not be binding upon or enforceable against either party unless and until a fully executed counterpart of this First Amendment shall have been unconditionally delivered to Tenant.

         (e) This First Amendment supersedes all prior discussions and correspondence between the parties and supersedes any and all prior understandings between the parties concerning the subject matter. All prior and contemporaneous agreements, if any, between Landlord and Tenant with respect to the subject matter of this First Amendment are merged into this First Amendment, which shall constitute the complete, final and entire agreement of the parties with respect the subject matter. Neither party shall be bound by any terms, covenants, conditions or representations not expressly contained herein.

         (f) This First Amendment may not be waived or changed orally, and may be amended only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

         (g) Landlord and Tenant acknowledge and agree that this First Amendment has been drafted jointly by the parties and that this First Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing the First Amendment to be drafted.

         (h) This First Amendment shall be binding upon and inure to the benefit of (i) Landlord, and the officers, employees, agents, directors partners, successors and assigns of Landlord, and (ii) Tenant, and the officers, employees, agents, directors, partners, successors stockholders, successors and permitted assigns of Tenant.

         (i) This First Amendment shall be interpreted and enforced in accordance with the laws of the State of New York applicable to negotiated agreements executed and to be performed fully therein.

         (j) This First Amendment may be executed in counterparts.

                           [signature page follows]



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      IN WITNESS WHEREOF, the parties to this First Amendment have caused this
First Amendment to be executed as of the day and year first above written.

                                    LANDLORD:

                                    FOREST CITY JAY STREET ASSOCIATES, L.P.

                                    By: RRG B.U.G. Associates, L.P.
                                        General Partner
                                    By: RRG B.U.G. Inc.,
                                        General Partner


                                           By:  /S/ Bruce C. Ratner
                                                ---------------------------
                                                 President

                                     TENANT:

                                    THE BEAR STEARNS COMPANIES, INC.


                                          By: /S/ James K. Lang
                                              -----------------------------
                                               Senior Managing Director



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                                   EXHIBIT A-5

                               ADDITIONAL PREMISES



















































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                                    EXHIBIT N

                                SCHEDULE OF FEES



















































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